                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                                   Westbury (Bermuda) Ltd.

Address:                                11 Victoria Street,
                                        P.O. Box HM 1065
                                        Hamilton, HMEX Bermuda

Date of Event Requiring Statement:      12/7/2015